================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 15, 2005

                            ------------------------

                          WYOMING OIL & MINERALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                            ------------------------

            WYOMING                         0-791                84-0217330
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
    Incorporation) Number)                                     Identification


  Block B, G/F., Prince Industrial Building, 106 King Fuk Street, San Po Kong,
                               Kowloon, Hong Kong
  ----------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (852) 2321 6108
                                 ---------------
              (Registrant's telephone number, including area code)


         5525 ERINDALE DR., SUITE 201, COLORADO SPRINGS, COLORADO, 80918
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

================================================================================

ITEM 2.01.  CHANGES IN CONTROL OF REGISTRANT.

     On June 15, 2005, Bestip Development International Limited, an International Business Company organized under the laws of the British Virgin Islands ("Bestip"), completed the reverse acquisition of the Registrant, pursuant to which the Registrant has acquired all of the outstanding capital shares of Bestip in exchange for a controlling interest in the Registrant (the "Reorganization"). Pursuant to the Securities Purchase Agreement and Plan of Reorganization dated May 2, 2005 by and among the Registrant, Bestip and the shareholders of Bestip (the "Purchase Agreement"), at the closing of the Purchase Agreement, the shareholders of Bestip transferred to the Registrant all of the outstanding capital shares of Bestip in exchange for the Registrant's issuance of 28,000,000 shares of its common stock to the shareholders of Bestip (representing approximately 95% of the Registrant's total capital stock outstanding after giving effect to its acquisition of Bestip).

     Bestip Development International Limited was incorporated in the British Virgin Islands on April 26, 1994 by Mr. Shi Kai Biu, Simon as the investment holding company of the Sun Motor Technology group of companies ("Sun Motor"). Sun Motor designs, manufactures and markets micro motors for a wide range of applications including automobile components, home appliances, power tools, multimedia, personal care, and business equipment. Its clients include several European and US based multinational corporations.

     Pursuant to the Purchase Agreement, Bill M. Conrad, Jubal S. Terry and Raymond E. McElhaney, have resigned as directors of the Registrant effective as of the closing and have been replaced by Shi Kai Biu (Simon) and Shi Kai Bon, Jeffrey as the directors of the Registrant (the "Incoming Directors"). In addition, the following individuals were appointed to serve as officers of the Registrant(1) (the "Incoming Officers"):

         NAME OF OFFICER                         POSITION
         ---------------                         --------

       Shi Kai Biu (Simon)           Chairman of the Board and Chief
                                     Executive Officer

       Ho Koon Lun                   Chief Operations Officer

       Wong Kwong Ling (Eric)        Chief Financial Officer

     Within approximately the next 30 days, the Registrant expects to change its name to Sun Motor Technology, Inc.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

     The common shares issued by the Registrant pursuant to the terms of the Purchase Agreement were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 thereunder. Certificates representing the common shares issued pursuant to the Purchase Agreement bear a legend restricting transfer in accordance with the Act.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

     Please see Item 2.01 above.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Please see Item 2.01 above.

     (c)(2) and (d)(2):

     The following information summarizes the business experience of the Incoming Directors and Incoming Officers for at least the last five years:

     SHI KAI BIU (SIMON). In 1983, Mr. Shi founded the Sun Motor Technology group of companies, which were reorganized with Bestip as the holding company for this group of companies. Since 2000, Mr. Shi has served as Chairman and a director of Bestip. Also during this time, Mr. Shi served as director of Ever Top Financial Corporation; and) Milifast International Limited . As Chairman of Bestip, he is responsible for strategic analysis and business development of the Sun Motor affiliates. Mr. Shi has over twenty-five (25) years of marketing and production experience in the electrical products and micro motor industries.

     Currently, Mr. Shi is president of the Hong Kong Small and Medium Enterprises Association, president of China National Micro Motor Industry Association, and vice chairman of Hong Kong Productivity Council - Hong Kong Automotive Industry Group.

     In 1995, Mr. Shi received the Young Industrialist Award of Hong Kong, and the Governor's Award for Industry.

     In 1977, Mr. Shi received a diploma in electrical engineering from The Hong Kong Polytechnic University (formerly known as The Hong Kong Technical College).

     SHI KAI BON, JEFFREY. In 2001, Mr. Jeffery Shi joined Sun Motor Industrial Company Limited as a Director. Since 2003, Mr. Jeffery Shi has managed Sun Motor's metal parts operations. He is also responsible for marketing and business development of Sun Motor Industrial.

     Prior to joining Sun Motor, Mr. Jeffery Shi was employed by Rockwell Automation Australia Limited ("Rockwell") from January 2001 through December 2001.

     In 1999, Mr. Jeffery Shi received a bachelor's degree in Computer Science from the University of Monash in Australia. Mr. Jeffrey Shi is Mr. Simon Shi's son.

     HO KOON LUN. Mr. Ho joined Sun Motor Industrial in 1998. Currently, he manages product development and production engineering for Sun Motor Industrial. In addition, Mr. Ho serves as Vice-General Manager of Sun Micro Motor Industrial, where he also supervises product development and production engineering.

     Mr. Ho holds a bachelor's degree in electrical engineering from the National Taiwan University.

     WONG KWONG LING (ERIC). In June 2004, Mr. Wong joined Sun Motor Micro Motor Technology Limited as the Financial controller. Currently, he manages Sun Motor Technology financing activities and accounting function. From July of 2000 through February 2004, Mr. Wong served as the financial controller for The Optical Centre Co. Limited, a private company organized under the laws of Hong Kong.

     Mr. Wong holds a bachelor's degree in Business Administration from the Chinese University of Hong Kong (Hong Kong), a post-graduate degree in Accounting and Financial Management from the University of New England (Australia), and a MBA from Heriot Watt University (United Kingdom).

     Mr. Wong is also a Certified Public Accountant (Australian Society of Certified Practicing Accountants and Hong Kong Institute of Certified Public Accountants).


ITEM 7.01.  REGULATION FD DISCLOSURE.

     On June 17, 2005, the Registrant issued a press release announcing the consummation of the Reorganization. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)-(b) Financial Statements and Pro Forma Financial Information.
             --------------------------------------------------------

     Audited Financial Statements of Bestip as of and for the two years ended March 31, 2004.

     Unaudited Financial Statements of Bestip as of and for the nine months ended December 31, 2004.

     Unaudited Pro Forma Combined Statements of Income of the Registrant and Bestip as of February 28, 2005 and for the twelve months ended February 28, 2005.

     (c)  Exhibits.
          --------

          2.1 Securities Purchase Agreement and Plan of Reorganization dated May 2, 2005 by and among the Registrant, Bestip, and the shareholders of Bestip. (1)

          99.1  Press Release dated June 17, 2005.


---------------
(1) Previously filed as part of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Wyoming Oil & Minerals, Inc.
                                           (Registrant)


Date:  June 24, 2005                       By: /s/ Shi Kai Biu, (Simon)
                                              --------------------------------
                                              Shi Kai Biu, (Simon),
                                              Chief Executive Officer

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS




                                    CONTENTS




                                                                       PAGES


Report of Independent Registered Public Accounting Firm                  1

Consolidated Balance Sheets                                              2

Consolidated Statements of Operations                                    3

Consolidated Statements of Stockholders' Equity                          4

Consolidated Statements of Cash Flows                                    5

Notes to Consolidated Financial Statements                            6 - 19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the sole director and stockholders of Bestip Development International Ltd.


We have audited the accompanying balance sheets of Bestip Development International Ltd. as of March 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bestip Development International Ltd. as of March 31, 2004 and 2003, and the results of their operations and their cash flows for the years ended March 31, 2004, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.



PKF
Certified Public Accountants
Hong Kong
August 13, 2004

                           BESTIP DEVELOPMENT INTERNATIONAL LTD.

                                CONSOLIDATED BALANCE SHEETS

                                                                           MARCH 31,
                                                                    -----------------------
                                                                          2003         2004
                                                                           USD          USD
ASSETS

Current assets

    Cash and cash equivalents                                          388,377      702,662
    Short-term bank deposits, pledged (Note 11(b))                     919,720    1,116,100
    Accounts receivable, net (Note 3)                                8,235,651   10,298,282
    Inventories, net (Note 4)                                        6,873,791    5,791,062
    Prepayments, deposits and other receivables (Note 5)               393,091      399,918
    Income tax recoverable                                             121,559      124,396
    Amounts due from related companies (Note 10)                             -        4,013
    Amount due from a director (Note 6)                              3,340,007    2,534,016
    Amount due from ultimate holding company (Note 7)                  123,009      123,009
                                                                    ----------   ----------

Total current assets                                                20,395,205   21,093,458

Property, plant and equipment, net (Note 8)                          9,619,598   11,307,032
Deposits for acquisition of property, plant and equipment              461,882    2,769,295
Other investment                                                        29,069       29,069
Deferred tax assets (Note 14)                                           67,102      136,391
                                                                    ----------   ----------

Total assets                                                        30,572,856   35,335,245
                                                                    ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Accounts payable                                                 5,043,192    6,493,002
    Accrued expenses and other payables (Note 9)                     3,030,404    2,707,247
    Amount due to a related company (Note 10)                          154,753      166,575
    Bank overdrafts (Note 11(b))                                     2,227,398    2,649,736
    Current maturities of bank borrowings (Note 11)                  5,717,925    7,361,321
    Current maturities of capital lease obligations (Note 12)          663,339      851,164
    Income tax payable                                                       -        6,113
                                                                    ----------   ----------

Total current liabilities                                           16,837,011   20,235,158

Bank borrowings, less current maturities (Note 11)                     256,410            -
Capital lease obligations, less current maturities (Note 12)           773,871      884,354
Deferred tax liabilities (Note 14)                                   1,080,697    1,487,516
                                                                    ----------   ----------

Total liabilities                                                   18,947,989   22,607,028
                                                                    ----------   ----------

Minority interests                                                     160,244      184,683
                                                                    ----------   ----------

Stockholders' equity

    Common stock, par value USD1 per share:
      50,000 shares authorised
      100 shares issued and outstanding                                    100          100
    Additional paid-in-capital                                       1,183,128    1,183,128
    Other comprehensive income                                          19,774       19,774
    Retained profits                                                10,261,621   11,340,532
                                                                    ----------   ----------

Total stockholders' equity                                          11,464,623   12,543,534
                                                                    ----------   ----------

Total liabilities and stockholders' equity                          30,572,856   35,335,245
                                                                    ==========   ==========


                       See Notes to consolidated financial statements


                                            -2-

                                    BESTIP DEVELOPMENT INTERNATIONAL LTD.

                                    CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                              YEAR ENDED MARCH 31,
                                                                 --------------------------------------------
                                                                         2002            2003            2004
                                                                          USD             USD             USD
Total net sales                                                    31,820,879      36,771,467      39,965,957

Cost of sales                                                     (24,012,676)    (28,384,468)    (30,984,440)
                                                                 ------------    ------------    ------------

Gross profit                                                        7,808,203       8,386,999       8,981,517

Depreciation and amortization                                        (391,820)       (446,776)       (447,538)

Selling, general and administrative expenses                       (5,962,464)     (6,957,713)     (7,071,515)
                                                                 ------------    ------------    ------------

Operating income                                                    1,453,919         982,510       1,462,464

Other income (Note 13)                                                542,524         430,272         529,018

Interest and capital lease charges                                   (443,607)       (438,378)       (514,644)

Gain on disposal of interest in a jointly controlled entity           492,889               -               -

Share of results of a jointly controlled entity                        (2,479)              -               -
                                                                 ------------    ------------    ------------

Income before income tax                                            2,043,246         974,404       1,476,838

Income tax expenses (Note 14)                                        (220,632)       (225,647)       (373,488)

Minority interests                                                    (21,402)        (22,469)        (24,439)
                                                                 ------------    ------------    ------------

Net income                                                          1,801,212         726,288       1,078,911
                                                                 ============    ============    ============

Basic net income per share (Note 15)                                1,801,212           7,336          10,789
                                                                 ============    ============    ============


                                See Notes to consolidated financial statements


                                                     -3-

                                             BESTIP DEVELOPMENT INTERNATIONAL LTD.

                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                         COMMON STOCK                ADDITIONAL           OTHER
                                  -----------------------------         PAID-IN   COMPREHENSIVE        RETAINED
                                         SHARES          AMOUNT         CAPITAL          INCOME         PROFITS           TOTAL
                                                            USD             USD             USD             USD             USD
At April 1, 2001                              1               1       1,183,128          19,774       7,734,121       8,937,024
Net income                                    -               -               -               -       1,801,212       1,801,212
                                  -------------   -------------   -------------   -------------   -------------   -------------

At March 31, 2002
  and April 1, 2002                           1               1       1,183,128          19,774       9,535,333      10,738,236
Issue of common stock at par                 99              99               -               -               -              99
Net income                                    -               -               -               -         726,288         726,288
                                  -------------   -------------   -------------   -------------   -------------   -------------

At March 31, 2003
  and April 1, 2003                         100             100       1,183,128          19,774      10,261,621      11,464,623
Net income                                    -               -               -               -       1,078,911       1,078,911
                                  -------------   -------------   -------------   -------------   -------------   -------------

At March 31, 2004                           100             100       1,183,128          19,774      11,340,532      12,543,534
                                  =============   =============   =============   =============   =============   =============


                                         See Notes to consolidated financial statements


                                                              -4-

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                    YEAR ENDED MARCH 31,
                                                                          -----------------------------------------
                                                                                 2002           2003           2004
                                                                                  USD            USD            USD
Cash flows from operating activities :

    Net income                                                              1,801,212        726,288      1,078,911
    Adjustments to reconcile net income to net cash
      provided by operating activities :
        Depreciation and amortization                                       2,000,956      2,746,742      1,965,736
        Interest income from a director                                      (166,579)      (237,161)      (311,674)
        Gain on disposal of property, plant and equipment                           -         (8,718)        (7,949)
        Share of results of a jointly controlled entity                         2,479              -              -
        Gain on disposal of interest in a jointly controlled entity          (492,889)             -              -
        Allowance for doubtful accounts                                       489,039        240,285        506,859
        Allowance for obsolete inventories                                     69,976              -              -
        Increase in deferred tax assets                                        (3,301)       (50,478)       (69,289)
        Increase in deferred tax liabilities                                  114,669        243,003        406,819
        Increase in minority interests                                         21,402         22,469         24,439

    Changes in operating assets and liabilities :
        Increase in accounts receivable, prepayments,
          deposits and other receivables                                     (126,758)    (1,547,210)    (2,576,317)
        Decrease/(increase) in inventories                                    887,252     (2,544,900)     1,082,729
        Decrease in amount due to a jointly controlled entity                 (11,214)             -              -
        (Decrease)/increase in accounts payable, accrued
          expenses and other payables                                      (1,249,294)     3,211,377      1,126,653
        Decrease in income tax recoverable                                    (55,610)       (42,084)        (2,837)
        (Decrease)/increase in income tax payable                             (57,090)       (13,120)         6,113
                                                                          -----------    -----------    -----------

        Net cash provided by operating activities                           3,224,250      2,746,493      3,230,193
                                                                          -----------    -----------    -----------

    Cash flows from investing activities :

        Proceeds from disposal of property, plant and equipment                     -          8,718          7,949
        Acquisition of property, plant and equipment                       (1,865,166)    (2,949,355)    (1,939,029)
        Increase in deposits for acquisition of property,
       plant and equipment                                                   (377,355)      (461,882)      (205,192)
        Acquisition of other investment                                       (29,069)             -              -
                                                                          -----------    -----------    -----------

        Net cash used in investing activities                              (2,271,590)    (3,402,519)    (2,136,272)
                                                                          -----------    -----------    -----------

    Cash flows from financing activities :

        New bank loans raised                                               1,517,612        384,615        961,539
        Repayment of bank loans                                              (560,292)    (1,127,883)    (1,284,986)
        Increase in bank overdrafts                                           450,938        192,144        422,338
        (Decrease)/increase in bills payable and trust receipt loans         (152,105)     1,938,800      1,710,433
        Repayment of capital lease obligations                               (356,602)      (623,494)      (953,951)
        Advances from related companies                                        13,975        140,779          7,809
        Advance to a director                                              (1,678,056)      (224,835)    (1,446,438)
        Advance to ultimate holding company                                         -           (550)             -
        (Increase)/decrease in short term bank deposits                       (98,291)       112,702       (196,380)
                                                                          -----------    -----------    -----------

        Net cash (used in)/provided by financing activities                  (862,821)       792,278       (779,636)
                                                                          -----------    -----------    -----------

    Net decrease in cash and cash equivalents                                  89,839        136,252        314,285

    Cash and cash equivalents, beginning of year                              162,286        252,125        388,377
                                                                          -----------    -----------    -----------

    Cash and cash equivalents, end of year                                    252,125        388,377        702,662
                                                                          ===========    ===========    ===========


                                   See Notes to consolidated financial statements


                                                        -5-

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS

     Bestip Development International Ltd. (the "Company") was established in the British Virgin Islands with limited liability. The Company and its subsidiaries (collectively the "Group") are principally engaged in the manufacturing and trading of electric motors for toys and electrical appliances.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated.

     USE OF ESTIMATES

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and machinery. Actual results could differ from those estimates.

     ACCOUNTS RECEIVABLE

     The Company extends unsecured credit to customers in the normal course of business and believes all accounts receivable in excess of the allowance for doubtful accounts to be fully collectible. If accounts receivable in excess of the provided allowance are determined uncollectible, they are charged to expense in the year that determination is made. The Company does not accrue interest on trade accounts receivable. Accounts receivable are due 30 to 180 days after the invoice date.

     INVENTORIES

     Inventories are valued at the lower of cost or market with cost determined on a weighted average basis.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

     Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates :-

                                 FOR THE YEARS ENDED            FOR THE YEAR ENDED
                                 MARCH 31, 2002 AND 2003        MARCH 31, 2004
     Land                        Over the term of the lease     Over the term of the lease
     Buildings                   4%                             4%
     Building improvements       20%                            20%
     Machinery and equipment     10% - 30%                      10% - 20%

     During the year ended March 31, 2004, the depreciation rate for machinery and equipment was changed from 10% - 30% to 10% - 20%. The management considered that the revised deprecation rate reflected more fairly the expected useful lives of the machinery and equipment. The change in the accounting estimate as a result of the revision of the depreciation rate of machinery and equipment increased the income for the year ended March 31, 2004 by approximately USD412,000 and the basic net income per share by USD4,120.

     OTHER INVESTMENT

     Other investment includes equity investment made in a private company. The investment represents less than 20% equity in such company and is accounted for using the cost method of accounting. No impairment write down has been made on the investment cost.

     IMPAIRMENT OF ASSETS

     The Company's policy is to periodically review and evaluate whether there has been a permanent impairment in the value of long-lived assets. Factors considered in the evaluation include current operating results, trends and anticipated undiscounted future cash flows. An impairment loss is recognized to the extent that the sum of undiscounted estimated future cash flows that is expected to result from the use of the asset, or other measure of fair value, is less than the carrying value.

     There have been no impairment losses in 2002, 2003 or 2004.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     REVENUE RECOGNITION

     Revenues are recognized upon shipment of product, at which time title of goods has been transferred to the buyer.

     The Company's five largest customers accounted for approximately 39%, 46% and 33% respectively, of net sales during 2002, 2003 and 2004. No other customers accounted for sales of 10% or more during the year.

     INCOME TAXES

     The Company utilizes the asset and liability method of accounting for income taxes whereby deferred taxes are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     CONCENTRATION OF CREDIT RISK

     Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of major customer. The Company does not require collateral or other security to support accounts receivable. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

     FINANCIAL INSTRUMENTS

     The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these items. The carrying amounts of bank borrowings approximate the fair value based on the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

     FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of the Company and its subsidiaries that operate in a local currency environment are translated to USD at exchange rates in effect at the balance sheet dates, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income/loss. Income and expense accounts are translated at average exchange rates during the years.

     During 2002, 2003 and 2004, there have been no significant change in exchange rates. Accordingly, there are no changes in other comprehensive income.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     NEW ACCOUNTING PRONOUNCEMENTS

     SFAS 150

     In May 2003, the FASB issued Statement of Financial Accounting Standards
     (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No.
     150. The adoption of SFAS No. 150 did not have a material effect on the Company's consolidated financial statements.

     FIN NO. 46

     In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after December 15, 2003. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The adoption of FIN 46 did not have a material effect on the Company's consolidated financial statements.

     SFAS 132

     In December 2003, the FASB issued SFAS 132 (revised 2003), "Employer's Disclosure about Pensions and Other Post Retirement Benefits". SFAS 132 (revised) revised employer's disclosure about pension plans and other post-retirement benefit plans. SFAS 132 (revised) requires additional disclosures in annual financial statements about the types of plan assets, investment strategy, measurement dates, plan obligations, cash flows, and components of net periodic benefit cost of defined benefit pension plans and other post-retirement benefit plans. The annual disclosure requirements are effective for fiscal years ended after December 15, 2003. SFAS 132 (revised) also requires interim disclosure of the elements of net periodic benefit cost and the total amount of contributions paid or expected to be paid during the current fiscal year if significantly different from amounts previously disclosed. The interim disclosure requirements of SFAS 132 (revised) are effective for interim periods beginning after December 15, 2003.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     NEW ACCOUNTING PRONOUNCEMENTS (CONT'D)

     SFAS 132 (CONT'D)

     The adoption of this statement had no significant impact on the Company's results of operation or financial position.

     The details of the Group's pension plans are disclosed in note 16 to the consolidated financial statements.

     CASH AND CASH EQUIVALENTS

     Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.


3.   ACCOUNTS RECEIVABLE, NET

                                                              MARCH 31,
                                                     --------------------------
                                                            2003           2004
                                                             USD            USD

     Accounts receivable                               9,539,605     12,109,095
     Less : Allowance for doubtful accounts           (1,303,954)    (1,810,813)
                                                     -----------    -----------

                                                       8,235,651     10,298,282
                                                     ===========    ===========

     The Company incurred USD489,039, USD240,285 and USD506,859 of doubtful debt expense during 2002, 2003 and 2004 respectively.


4.   INVENTORIES, NET

                                                              MARCH 31,
                                                     --------------------------
                                                            2003           2004
                                                             USD            USD

     Raw materials                                     5,827,541      4,688,225
     Work in progress                                    277,741        349,882
     Finished goods                                    1,496,944      1,481,390
                                                     -----------    -----------

                                                       7,602,226      6,519,497
     Less : Allowance for obsolete inventories          (728,435)      (728,435)
                                                     -----------    -----------

                                                       6,873,791      5,791,062
                                                     ===========    ===========

     The Company charged USD69,976 of allowance for inventories to expense during 2002 which was included in cost of sales. No such allowance was made for 2003 and 2004.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.   PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

     At March 31, 2003 and 2004, the balances comprised of the following :-

                                                              MARCH 31,
                                                       ------------------------
                                                              2003         2004
                                                               USD          USD

     Prepayments                                            38,070       11,307
     Rental and other deposits                             229,083      219,518
     Deposits for purchases of raw materials                77,617      126,326
     Other receivables                                      48,321       42,767
                                                       -----------  -----------

                                                           393,091      399,918
                                                       ===========  ===========


6.   AMOUNT DUE FROM A DIRECTOR

     The amount due from a director, Mr. Shi Kai Bui, is unsecured, bears interest calculated based on the cost of funding of the Group plus 1.5% per annum which approximates 8% per annum for both 2003 and 2004 and is repayable on demand.


7.   AMOUNT DUE FROM ULTIMATE HOLDING COMPANY

     The amount is interest-free, unsecured and repayable on demand.


8.   PROPERTY, PLANT AND EQUIPMENT, NET

                                                              MARCH 31,
                                                       ------------------------
                                                              2003         2004
                                                               USD          USD

     Land and buildings                                  1,470,043    1,470,043
     Building improvements                                 244,276      244,276
     Machinery and equipment                            24,569,479   28,168,802
                                                       -----------  -----------

                                                        26,283,798   29,883,121

     Less : Accumulated depreciation and amortization  (16,664,200) (18,576,089)
                                                       -----------  -----------

                                                         9,619,598   11,307,032
                                                       ===========  ===========

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.   PROPERTY, PLANT AND EQUIPMENT, NET (CONT'D)

     (i) Machinery and equipment with net book values of USD1,865,089 (cost of USD2,639,525 less accumulated depreciation of USD774,436) and USD2,240,936 (cost of USD2,938,771 less accumulated depreciation of USD697,835) were under capital lease obligations at March 31, 2003 and 2004 respectively.

          Depreciation on machinery and equipment under capital lease obligations amounted to USD288,858, USD428,037 and USD241,506 for 2002, 2003 and 2004 respectively.

     (ii) At March 31, 2004, land and buildings with carrying amounts of USD1,462,959 were pledged to banks for banking facilities granted to the Group (Note 11(b)).

     (iii) Depreciation and amortization expenses for 2002, 2003 and 2004 were USD2,000,956, USD2,746,742 and USD1,965,736 respectively and
          USD1,609,136, USD2,299,966 and USD1,518,198 of these expenses were included in cost of sales.

     (iv) During 2003 and 2004, machinery and equipment with nil carrying amounts were disposed of at considerations of USD8,718 and USD7,949 resulting in gains of the same amounts respectively. There was no disposal of property, plant and equipment in 2002.


9.   ACCRUED EXPENSES AND OTHER PAYABLES

     At March 31, 2003 and 2004, accrued expenses and other payables comprised of the following :-

                                                                       MARCH 31,
                                                               -------------------------
                                                                      2003          2004
                                                                       USD           USD
     Acquisitions of property, plant and equipment                 109,234       136,359
     Auditors' remuneration                                         48,487        39,230
     Utilities, consumables and other operating expenses           992,714       525,919
     Customers' and other deposits received                        240,675       191,215
     Payroll and other staff costs                                 830,498       720,220
     Receipt in advance for sales of scrap materials               327,370       494,931
     Rental expense                                                238,163       230,397
     Others                                                        243,263       368,976
                                                               -----------   -----------

     Total                                                       3,030,404     2,707,247
                                                               ===========   ===========


10.  AMOUNTS DUE FROM/TO RELATED COMPANIES

     These amounts are interest-free, unsecured and repayable on demand.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.  BANK BORROWINGS

     (a)  Bank borrowings composed of the followings :-

                                                                         MARCH 31,
                                                                 -------------------------
                                                                        2003          2004
                                                                         USD           USD
          Bank loans                                               1,126,096       802,649
          Bills payable and trust receipt loans                    4,848,239     6,558,672
                                                                 -----------   -----------

                                                                   5,974,335     7,361,321
                                                                 ===========   ===========

          The Group is obliged to make the following principal payments :-

                                                                         MARCH 31,
                                                                 -------------------------
                                                                        2003          2004
                                                                         USD           USD
          Years ending March 31 :-

          2004                                                     5,717,925             -
          2005 (no borrowings are repayable beyond 2005)             256,410     7,361,321
                                                                 -----------   -----------

                                                                   5,974,335     7,361,321
                                                                 ===========   ===========

     (b) At March 31, 2004, the Group's available banking facilities to the extent of approximately USD14 million were secured by the followings:-

          (i)  The Group's short-term bank deposits;

          (ii) The Group's land and buildings (Note 8);

          (iii) Personal guarantees put up by the sole director of the Company; and

          (iv) A joint and several guarantee executed by the director and his spouse which is supported by the residual value of an all money legal charge over the property jointly owned by the director and his spouse.

          In addition, the Company was obliged to meet the covenants of maintaining tangible net worth and gearing and debt equity ratios at certain levels. The Company was not in breach of any such covenants throughout the years.

          At March 31, 2004, the amount of unused available banking facilities, including unused letters of credit of approximately USD2million, was approximately USD4 million.

          The interest rates of bank borrowings were Hong Kong best lending rate plus 0.25% to 2%.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.  CAPITAL LEASE OBLIGATIONS

     The Group leases certain machinery and equipment under non-cancelable leases classified as capital leases. The following is a schedule of future minimum lease payments for capital leases together with the present value of the net minimum lease payments :-

                                                                       MARCH 31,
                                                               ------------------------
                                                                     2003          2004
                                                                      USD           USD
     Years ending March 31 :-

     2004                                                         719,942             -
     2005                                                         504,061       916,011
     2006                                                         286,937       696,447
     2007                                                          14,838       171,665
     2008 (no capital leases are repayable beyond 2008)                 -        48,349
                                                               ----------    ----------

     Total minimum lease payments                               1,525,778     1,832,472

     Less : Capital lease charges                                 (88,568)      (96,954)
                                                               ----------    ----------

     Present value of lease payments                            1,437,210     1,735,518

     Less : current maturities                                   (663,339)     (851,164)
                                                               ----------    ----------

                                                                  773,871       884,354
                                                               ==========    ==========

     Details of capitalized assets are set out in note 8(i).


13.  OTHER INCOME

     Other income included the followings :-

                                                       YEAR ENDED MARCH 31,
                                                 -------------------------------
                                                      2002       2003       2004
                                                       USD        USD        USD

     Bank interest income                           18,375     16,972      5,500
     Gain on disposal of property, plant and
       equipment                                         -      8,718      7,949
     Interest income from a director               166,579    237,161    311,674
     Other income                                  357,570    167,421    203,895
                                                 ---------  ---------  ---------

                                                   542,524    430,272    529,018
                                                 =========  =========  =========

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  INCOME TAXES

     The income tax expenses consists of the following :

                                                               YEAR ENDED MARCH 31,
                                                      --------------------------------------
                                                            2002          2003          2004
                                                             USD           USD           USD
     Current tax :
        Hong Kong                                        109,264        33,122        35,958

     Deferred tax :
        Hong Kong                                        111,368       192,525       337,530
                                                      ----------    ----------    ----------

     Total expenses for income tax                       220,632       225,647       373,488
                                                      ==========    ==========    ==========

     Provision for Hong Kong profits tax is made at 16% for 2002 and 2003 and 17.5% for 2004 respectively on the estimated assessable profits of the respective years.

     No provision for PRC enterprise income tax is made as the subsidiary operating in the PRC has no assessable profits throughout the years.

     Income tax expenses vary from the amount computed by applying the statutory income tax rate to income before income tax as follow :

                                                               YEAR ENDED MARCH 31,
                                                      --------------------------------------
                                                            2002          2003          2004
                                                             USD           USD           USD
     Income before income tax                          2,043,246       974,404     1,476,838
                                                      ==========    ==========    ==========

     Expected income tax expenses at Hong Kong
       income tax rate of 16%, 16% and 17.5%
       during 2002, 2003 and 2004                        326,919       155,905       258,447
     Income/expenses not taxable/deductible for
       tax purposes                                     (134,992)       41,935         5,201
     Increase in opening deferred tax due to
       increase in Hong Kong income tax rate                   -             -        95,034
     PRC and Hong Kong tax rates differential            (37,089)      (32,812)      (20,460)
     (Over)/under-provision of current tax for
       previous years                                    (37,836)          173        (2,941)
     Valuation allowances                                 71,996        63,693        43,559
     Others                                               31,634        (3,247)       (5,352)
                                                      ----------    ----------    ----------

     Income tax expenses                                 220,632       225,647       373,488
                                                      ==========    ==========    ==========

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  INCOME TAXES (CONT'D)

     The major components of deferred tax recognized in the consolidated balance sheets as of March 31, 2003 and 2004 are as follows :-

                                                              MARCH 31,
                                                      ------------------------
                                                            2003          2004
                                                             USD           USD

     Excess of tax depreciation expenses over
       book depreciation expenses                     (1,052,993)   (1,451,570)
                                                      ----------    ----------

     Expenses that are reported in financial
       statements prior to becoming deductible
       for tax purposes                                        -        56,090
                                                      ----------    ----------

     Tax losses                                          285,492       334,008
     Less : Valuation allowances                        (246,094)     (289,653)
                                                      ----------    ----------

                                                          39,398        44,355
                                                      ----------    ----------

                                                      (1,013,595)   (1,351,125)
                                                      ==========    ==========

     The deferred tax recognized can be analyzed as follows :-

                                                              MARCH 31,
                                                      ------------------------
                                                            2003          2004
                                                             USD           USD

     Deferred tax assets                                  67,102       136,391
     Deferred tax liabilities                         (1,080,697)   (1,487,516)
                                                      ----------    ----------

                                                      (1,013,595)   (1,351,125)
                                                      ==========    ==========

     At March 31, 2004, the Company had tax losses carried forward amounting to USD1,131,193. USD253,457 of these tax losses can be utilized for an unlimited period of time and the remaining USD877,736 can be carried forward for five years from the year of loss.

     The management determined that the tax losses of USD877,736 incurred by a subsidiary did not meet the realization criteria and thereby a valuation allowance of USD289,653 was made against the deferred tax asset.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.  BASIC NET INCOME PER SHARE

     The calculation of basic net income per share is based on the net income of USD1,801,212, USD726,288 and USD1,078,911 and the weighted average number of 1, 99 and 100 shares in issue during 2002, 2003 and 2004.

     The diluted net income per share is not presented as there is no dilutive effect throughout the years.


16.  PENSION PLANS

     The Group participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance ("MPF Scheme") for all its eligible employees in Hong Kong.

     The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment in Hong Kong. Contributions are made by the Group's subsidiary operating in Hong Kong at 5% of the participants' relevant income with a ceiling of HK$20,000. The participants are entitled to 100% of the Group's contributions together with accrued returns irrespective of their length of service with the Group, but the benefits are required by law to be preserved until the retirement age of 65.

     As stipulated by the PRC government regulations, the Group's subsidiary operating in the PRC is required to contribute to PRC insurance companies organized by the PRC government which are responsible for the payments of pension benefits to retired staff. The monthly contribution was equal to 28.5% of the salaries of the staff. The Group has no obligation for the payment of pension benefits beyond the annual contributions described above.

     The assets of the schemes are controlled by trustees and held separately from those of the Group. Total pension cost was USD73,771, USD82,679 and USD58,473 during 2002, 2003 and 2004 respectively.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


17.  COMMITMENTS

     (i) The Group leases office and factory premises under various non-cancelable operating lease agreements that expire at various dates through years 2005 to 2011. Minimum future commitments under these agreements with term in excess of one year as of March 31, 2004 were as follows :-

          YEAR                                                            USD

          2005                                                        330,159
          2006                                                        330,159
          2007                                                        325,866
          2008                                                        321,572
          2009                                                        321,572
          Thereafter                                                  991,515
                                                                  -----------

                                                                    2,620,843
                                                                  ===========

          Rental expense was USD598,368, USD861,095 and USD951,455 during 2002, 2003 and 2004, respectively.

     (ii) At March 31, 2004, the Group has capital commitments in respect of acquisition of property, plant and equipment, which are contracted for but not provided in the financial statements, amounting to USD349,308.


18.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                                   YEAR ENDED MARCH 31,
                                                          ------------------------------------
                                                                2002         2003         2004
                                                                 USD          USD          USD
     Interest paid                                           443,607      438,378      514,644

     Income tax paid                                         221,964       88,325       32,682

     Non-cash activities
        Property, plant and equipment acquired under
          capital lease obligations                          919,079    1,207,513    1,252,259

        Deposits for acquisition of property, plant
          and equipment settled via current account
          with a director                                          -            -    2,564,103

        Interest income settled via current account
          with a director                                    166,579      237,161      311,674
                                                          ==========   ==========   ==========

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


19.  RELATED PARTY TRANSACTIONS

     The Group entered into the following transactions with its related parties during the years ended March 31, 2002, 2003 and 2004 :-

     (i)  Jointly controlled entity ("JCE")

                                                      YEAR ENDED MARCH 31,
                                               ---------------------------------
                                                    2002        2003        2004
                                                     USD         USD         USD

     Sales of raw materials to JCE                 9,997           -           -
     Purchases of finished goods from JCE        123,141           -           -
                                               =========   =========   =========

     The above transactions were carried out at terms mutually agreed by both parties.

     (ii) A director of the Company

          (a) Interest income amounting to USD166,579, USD237,161 and USD311,674 were received from the director during the years ended March 31, 2002, 2003 and 2004. The interest was calculated based on the cost of funding of the Group plus 1.5% per annum, which approximates 8.125%, 8% and 8% for 2002, 2003 and 2004 respectively, on the outstanding amount.

          (b) At March 31, 2004, in order to secure the banking facilities granted to the Group :-

               - The director and his spouse have issued a joint and several guarantee each for USD2.18 million to a bank. The guarantee is supported by the residual value of an all money legal charge over the property jointly owned by the director and his spouse;

               - The director has issued a personal guarantee amounting to USD5.13 million to a bank; and

               - The director has given unlimited personal guarantee to two banks.

          (c) On February 29, 2004, the Group entered into an agreement with a company controlled by the director whereby the Group agreed to acquire machinery and equipment from this related company at a consideration of approximately USD2,615,000. The consideration was determined by reference to a valuation report prepared by an independent professionally qualified valuer.

               On March 31, 2004, the deposit of USD2,564,103 was settled by the Group via the current account with the director.


20.  SUBSEQUENT EVENT

     On June 30, 2004, the Company declared an interim dividend of USD30,769 per share totaling USD3,076,923.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE NINE MONTHS ENDED DECEMBER 31, 2004

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE NINE MONTHS ENDED DECEMBER 31, 2004





                                    CONTENTS




                                                                 PAGES



Consolidated Balance Sheets                                        1

Consolidated Statements of Operations                              2

Consolidated Statements of Cash Flows                              3

Notes to Consolidated Financial Statements                      4 - 12

                            BESTIP DEVELOPMENT INTERNATIONAL LTD.

                                 CONSOLIDATED BALANCE SHEETS

                                                          DECEMBER 31, 2004   MARCH 31, 2004
                                                                        USD              USD
                                                                (UNAUDITED)        (AUDITED)
ASSETS

Current assets

    Cash and cash equivalents                                       238,349          702,662
    Restricted short-term bank deposits                             982,813        1,116,100
    Accounts receivable, net (Note 4)                            11,990,371       10,298,282
    Inventories, net (Note 5)                                     6,228,891        5,791,062
    Prepayments, deposits and other receivables (Note 6)            869,099          399,918
    Income tax recoverable                                            1,466          124,396
    Amounts due from related companies (Note 9)                      27,627            4,013
    Amount due from a director (Note 7)                             447,136        2,534,016
    Amount due from ultimate holding company (Note 8)               123,560          123,009
                                                               ------------     ------------

Total current assets                                             20,909,312       21,093,458

Property, plant and equipment, net                               14,024,821       11,307,032
Deposits for acquisition of property, plant and equipment           440,739        2,769,295
Other investment                                                     29,069           29,069
Deferred tax assets                                                 102,764          136,391
                                                               ------------     ------------

Total assets                                                     35,506,705       35,335,245
                                                               ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Accounts payable                                              9,414,261        6,493,002
    Accrued expenses and other payables                           2,855,928        2,707,247
    Amount due to a related company (Note 9)                        350,494          166,575
    Bank overdrafts                                               2,146,410        2,649,736
    Current maturities of bank borrowings                         6,952,474        7,361,321
    Current maturities of capital lease obligations                 732,235          851,164
    Income tax payable                                               56,799            6,113
                                                               ------------     ------------

Total current liabilities                                        22,508,601       20,235,158


Capital lease obligations, less current maturities                  659,678          884,354
Deferred tax liabilities                                          1,760,507        1,487,516
                                                               ------------     ------------

Total liabilities                                                24,928,786       22,607,028
                                                               ------------     ------------

Minority interests                                                  198,193          184,683
                                                               ------------     ------------

Stockholders' equity

    Common stock, par value USD1 per share:
      50,000 shares authorised
      100 shares issued and outstanding                                 100              100
    Additional paid-in-capital                                    1,183,129        1,183,128
    Other comprehensive income                                       19,774           19,774
    Retained profits                                              9,176,723       11,340,532
                                                               ------------     ------------

Total stockholders' equity                                       10,379,726       12,543,534
                                                               ------------     ------------

Total liabilities and stockholders' equity                       35,506,705       35,335,245
                                                               ============     ============

                       see Notes to consolidated financial statements


                                            -1-

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                    FOR THE NINE MONTHS ENDED
                                                          DECEMBER 31,
                                                  ----------------------------
                                                          2004            2003
                                                           USD             USD
                                                   (UNAUDITED)     (UNAUDITED)
                                                  ------------    ------------

Total net sales                                     37,493,427      30,454,768

Cost of sales                                      (29,236,132)    (23,349,430)
                                                  ------------    ------------

Gross profit                                         8,257,295       7,105,338

Depreciation and amortization                         (253,627)       (335,653)

Selling, general and administrative expenses        (6,539,712)     (7,105,338)
                                                  ------------    ------------

Operating income                                     1,463,955       1,382,271

Other income                                           152,258         337,134

Interest and capital lease charges                    (416,599)       (381,487)
                                                  ------------    ------------

Income before income tax                             1,199,615       1,377,918

Income tax expenses (Note 10)                         (272,990)       (354,335)

Minority interests                                     (13,511)        (18,329)
                                                  ------------    ------------

Net income                                             913,114       1,005,254
                                                  ============    ============

Basic net income per share (Note 11)                     9,131          10,053
                                                  ============    ============


                 see Notes to consolidated financial statements

                             BESTIP DEVELOPMENT INTERNATIONAL LTD.

                             CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    FOR THE NINE MONTHS ENDED
                                                                            DECEMBER 31,
                                                                    --------------------------
                                                                           2004           2003
                                                                            USD            USD
                                                                    (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities :

    Net income                                                          913,114      1,005,254
    Adjustments to reconcile net income to net cash
      provided by operating activities :
        Depreciation and amortization                                 1,493,381      2,320,138
        Interest income from a director                                 (39,810)      (233,756)
        Allowance for doubtful accounts                                       -        506,859
        Increase in deferred tax assets                                  (4,385)       (35,191)
        Increase in deferred tax liabilities                            272,991         34,940
        Increase in minority interests                                   13,510         18,329

    Changes in operating assets and liabilities :
        Increase in accounts receivable, prepayments,
          deposits and other receivables                             (1,929,152)    (4,953,951)
        (Increase)/decrease in inventories                             (437,829)     2,284,080
        Increase in accounts payable, accrued
          expenses and other payables                                 3,069,940        704,055
        Decrease/(increase) in income tax recoverable                   127,288        (37,324)
        Increase in income tax payable                                   50,686              -
                                                                    -----------    -----------

        Net cash provided by operating activities                     3,529,734      1,613,433
                                                                    -----------    -----------

    Cash flows from investing activities :


        Acquisition of property, plant and equipment                 (4,211,170)    (1,764,818)
        Increase in deposits for acquisition of property,
         plant and equipment                                           (235,547)      (624,394)
                                                                    -----------    -----------


        Net cash used in investing activities                        (4,446,717)    (2,389,212)
                                                                    -----------    -----------

    Cash flows from financing activities :

        New bank loans raised                                                 -      1,766,398
        Repayment of bank loans                                        (802,649)    (1,127,182)
        (Decrease)/ increase in bank overdrafts                        (503,326)       337,223
        Increase in bills payable and trust receipt loans               393,802      1,627,375
        Repayment of capital lease obligations                         (343,605)      (812,004)
        Advances from/(repayment to) related companies                  160,305        (81,075)
        Advance from/(to) a director                                  1,415,407       (897,580)
        (Repayment to)/ advance from ultimate holding company              (551)            98
        Decrease/( increase) in short term bank deposits                133,287       (167,733)
                                                                    -----------    -----------

        Net cash provided by financing activities                       452,670        645,520
                                                                    -----------    -----------

    Net decrease in cash and cash equivalents                          (464,313)      (130,259)

    Cash and cash equivalents, beginning of period                      702,662        388,377
                                                                    -----------    -----------

    Cash and cash equivalents, end of period                            238,349        258,118
                                                                    ===========    ===========


                        see Notes to consolidated financial statements


                                             -3-

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of Bestip Development International Ltd. (the "Company") and its subsidiaries (together the "Group") have been prepared in accordance with generally accepted accounting principles in the United States of America for interim consolidated financial information. Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

     In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. Interim results are not necessarily indicative of results for a full year.

2.   DESCRIPTION OF BUSINESS

     The Company was established in the British Virgin Islands with limited liability. The Group is principally engaged in the manufacturing and trading of electronic motors for toys and electrical appliances.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

     USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include the recoverability of long-lived assets , accounts receivable and inventories. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTS RECEIVABLE

     The Company extends unsecured credit to customers in the normal course of business and believes all accounts receivable in excess of the allowances for doubtful accounts to be fully collectible. If accounts receivable in excess of the provided allowance are determined uncollectable, they are charged to expense in the year that determination is made. The Company does not accrue interest on trade accounts receivable. Accounts receivable are due 30 to 180 days after the invoice date.

     INVENTORIES

     Inventories are valued at the lower of cost or market with cost determined on a weighted average basis.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

     Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates :-

        Land                              Over the term of the lease
        Buildings                         4%
        Building improvements             20%
        Machinery and equipment           10% - 20%

     OTHER INVESTMENT

     Other investment includes equity investment made in a private company. The investment represents less than 20% equity in such company and is accounted for using the cost method of accounting. No impairment write down has been made on the investment cost.

     IMPAIRMENT OF ASSETS

     The Company's policy is to periodically review and evaluate whether there has been a permanent impairment in the value of long-lived assets. Factors considered in the evaluation include current operating results, trends and anticipated undiscounted future cash flows. An impairment loss is recognized to the extent that the sum of undiscounted estimated future cash flows that is expected to result from the use of the asset, or other measure of fair value, is less than the carrying value.

     There have been no impairment losses for the reporting periods.

     REVENUE RECOGNITION

     Revenues are recognized upon shipment of product, at which time title of goods has been transferred to the buyer.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company's five largest customers accounted for approximately 48% and 50% respectively, of net sales during the 2003 and 2004 reporting periods.

     INCOME TAXES

     The Company utilizes the asset and liability method of accounting for income taxes whereby deferred taxes are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     CONCENTRATION OF CREDIT RISK

     Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of major customer. The Company does not require collateral or other security to support accounts receivable. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

     FINANCIAL INSTRUMENTS

     The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these items. The carrying amounts of bank borrowings approximate the fair value based on the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

     FOREIGN CURRENCY TRANSLATION

     The functional currencies of the Group are Hong Kong dollars and Renminbi ("RMB") respectively and RMB is not freely convertible into foreign currencies. The Company and its subsidiaries maintain their financial statements in their respective functional currencies. Monetary assets and liabilities denominated in currencies other than their respective functional currencies are translated into their respective functional currencies at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than their respective functional currencies are translated into their respective functional currencies at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     FOREIGN CURRENCY TRANSLATION

     For financial reporting purposes, the financial statements of subsidiaries which are prepared using their functional currencies have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders' equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment, a component of stockholders' equity.

     NEW ACCOUNTING PRONOUNCEMENTS

     SFAS 151

     In November 2004, the FASB issued SFAS No. 151, "Inventory costs - an amendment of ARB No. 43, Chapter 4." ("SFAS 151"). SFAS 151 amends ARB 43, Chapter 4 to clarify that "abnormal" amounts of idle freight, handling costs and spoilage should be recognized as current period charges. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not anticipate that the adoption of this standard will have a material impact on our financial statements.

     SFAS 123R

     In December 2004, the FASB issued a revised Statement 123 (SFAS 123R"), "Accounting for Stock-Based Compensation" requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award - usually the vesting period. The effective date for this statement is as of the first interim period that begins after June 15, 2005 (after December 15, 2005 for small business filers). We do not anticipate that the adoption of this standard will have a material impact on our financial statements.

     STATEMENT NO. 153

     In December 2004, FASB issued Statement No. 153, "Exchange of Nonmonetary Assets". This statement addresses the measurement of exchanges of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. A nonmonetary exchange has commercial substance if future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for periods beginning after June 15, 2005. The Company does not expect the application of Statement No. 123 to have a material impact on our financial statements

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.   ACCOUNTS RECEIVABLE, NET

     Amend the breakdown to those of 31.3.2004

                                                  DECEMBER 31,        MARCH 31,
                                                          2004             2004
                                                           USD              USD

     Accounts receivable                            13,801,184       12,109,095
     Less : Allowance for doubtful accounts         (1,810,813)      (1,810,813)
                                                 -------------    -------------
                                                    11,990,371       10,298,282
                                                 =============    =============

     The Company incurred nil and USD506,859 of doubtful debt expense during the nine months ended December 31, 2004 and 2003 respectively.

5.   INVENTORIES, NET

                                                  DECEMBER 31,        MARCH 31,
                                                          2004             2004
                                                           USD              USD

     Raw materials                                   4,879,654        4,688,225
     Work in progress                                  394,158          349,882
     Finished goods                                  1,683,514        1,481,390
                                                 -------------    -------------

                                                     6,957,326        6,519,497
     Less : Allowance for obsolete inventories        (728,435)        (728,435)
                                                 -------------    -------------

                                                     6,228,891        5,791,062
                                                 =============    =============

     No allowance for inventories was made for the reporting periods.

6.   PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

     At December 31, 2004 and March 31, 2004, the balances comprised of the following :-

                                                  DECEMBER 31,        MARCH 31,
                                                          2004             2004
                                                           USD              USD

     Prepayments                                        12,966           11,307
     Rental and other deposits                         171,362          219,518
     Deposits for purchases of raw materials            98,381          126,326
     Other receivables                                 586,390           42,767
                                                 -------------    -------------

                                                       869,099          399,918
                                                 =============    =============

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.   AMOUNT DUE FROM A DIRECTOR

     The amount due from a director, Mr. Shi Kai Bui, is unsecured, bears interest calculated based on the cost of funding of the Group plus 1.5% per annum which approximates 8% per annum for the reporting periods and is repayable on demand.

8.   AMOUNT DUE FROM ULTIMATE HOLDING COMPANY

     The amount is interest-free, unsecured and repayable on demand.

9.   AMOUNTS DUE FROM/TO RELATED COMPANIES

     These amounts are interest-free, unsecured and repayable on demand.

10.  INCOME TAXES

     The income tax expenses consists of the following :

                                                     FOR THE NINE MONTHS ENDED
                                                            DECEMBER 31,
                                                     -------------------------
                                                            2004        2003
                                                             USD         USD

     Current tax :
        Hong Kong                                         56,799      26,969

     Deferred tax :
        Hong Kong                                        216,191     327,366
                                                       ---------   ---------

     Total expenses for income tax                       272,990     354,335
                                                       =========   =========

     Provision for Hong Kong profits tax is made at 17.5% and 16% respectively on the estimated assessable profits of the nine months ended December, 2004 and 2003 respectively.

     No provision for PRC enterprise income tax is made as the subsidiary operating in the PRC has no assessable profits throughout the reporting periods.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.  BASIC NET INCOME PER SHARE

     The calculation of basic net income per share is based on the net income of USD913,114and USD1,005,254and the weighted average number of 100 shares in issue during the nine months ended December 31, 2004 and 2003 respectively.

     The diluted net income per share is not presented as there is no dilutive effect throughout the reporting periods.

12.  PENSION PLANS

     The Group participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance ("MPF Scheme") for all its eligible employees in Hong Kong.

     The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment in Hong Kong. Contributions are made by the Group's subsidiary operating in Hong Kong at 5% of the participants' relevant income with a ceiling of HK$20,000. The participants are entitled to 100% of the Group's contributions together with accrued returns irrespective of their length of service with the Group, but the benefits are required by law to be preserved until the retirement age of 65.

     As stipulated by the PRC government regulations, the Group's subsidiary operating in the PRC is required to contribute to the PRC insurance companies organized by the PRC Government which are responsible for the payments of pension benefits to retired staff. The monthly contribution was equal to 28.5% of the salaries of the staff. The Group has no obligation for the payment of pension benefits beyond the annual contributions described above.

     The assets of the schemes are controlled by trustees and held separately from those of the Group. Total pension cost was USD43,619 and USD53,077 respectively during the nine months ended December 31, 2004 and 2003.

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.  COMMITMENTS

     The Group leases office and factory premises under various non-cancelable operating lease agreements that expire at various dates through years 2005 to 2011. Minimum future commitments under these agreements with term in excess of one year as of December 31, 2004 were as follows :-

        YEAR                                                         USD

        Three months ending March 31, 2005                        82,540
        2006                                                     330,159
        2007                                                     325,866
        2008                                                     321,572
        2009                                                     321,572
        Thereafter                                               991,515
                                                            ------------

                                                               2,373,224
                                                            ============

     Rental expense was USD658,009 and USD717,211during the nine months ended December 31, 2004 and 2003 respectively.

14.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                       FOR THE NINE MONTHS ENDED
                                                              DECEMBER 31,
                                                              2004         2003
                                                               USD          USD

     Interest paid                                         416,599      381,487

     Income tax paid                                        56,799       26,969

     Non-cash activities
         Property, plant and equipment acquired under
           capital lease obligations                             -    1,263,058

         Deposits for acquisition of property, plant
           and equipment settled via current account
           with a director                               3,076,923            -

         Interest income settled via current account
           with a director                                  39,810      233,795
                                                        ==========   ==========

                      BESTIP DEVELOPMENT INTERNATIONAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.  RELATED PARTY TRANSACTIONS

     The Group entered into the following transactions with its related parties during the reporting periods :-

     A director of the Company

          (a) Interest income amounting to USD39,810 and USD233,756were received from the director during the nine months ended December 31, 2004 and 2003 respectively. The interest was calculated based on the cost of funding of the Group plus 1.5% per annum, which approximates 8% for both reporting periods, on the outstanding amount.

          (b) At December 31, 2004, in order to secure the banking facilities granted to the Group :-

               - The director and his spouse have issued a joint and several guarantee each for USD2.18 million to a bank. The guarantee is supported by the residual value of an all money legal charge over the property jointly owned by the director and his spouse;

               - The director has issued a personal guarantee amounting to USD5.13 million to a bank; and

               - The director has given unlimited personal guarantee to two banks.

                          WYOMING OIL & MINERALS, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                          WYOMING OIL & MINERALS, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS






                                    Contents



                                                                         Pages


Unaudited pro forma combined balance sheet                                 1

Unaudited pro forma combined statement of operations                       2

Notes to unaudited pro forma combined financial statements                 3

WYOMING OIL & MINERALS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS AT FEBRUARY 28, 2005


                                            ------------------------------------
                                                 WYOMING OIL & MINERALS, INC.          BESTIP                             PRO FORMA
                                            ------------------------------------  DEVELOPMENT                              COMBINED
                                            PER AUDITED                 ADJUSTED INTERNATIONAL                PRO FORMA     BALANCE
                                               ACCOUNTS REALLOCATION     BALANCE      LIMITED         NOTE  ADJUSTMENTS       SHEET
                                                    USD          USD         USD          USD                       USD         USD
                                             ----------   ----------  ----------   ----------   ----------   ----------  ----------
ASSETS

Current assets
Cash and cash equivalents                       318,859            -     318,859      238,349                               557,208
Short-term bank deposits, pledged                     -            -           -      982,813                               982,813
Accounts receivable, net                              -            -           -   11,990,371                            11,990,371
Inventories, net                                      -            -           -    6,228,891                             6,228,891
Prepayments, deposits and other receivables         271            -         271      869,099                               869,370
Income tax recoverable                                -            -           -        1,466                                 1,466
Amounts due from related companies                    -            -           -       27,627                                27,627
Amount due from a director                            -            -           -      447,136                               447,136
Amount due from ultimate holding company              -            -           -      123,560                               123,560
                                             ----------   ----------  ----------   ----------                            ----------

Total current assets                            319,130            -     319,130   20,909,312                            21,228,442

Property, plant and equipment, net               81,370            -      81,370   14,024,821                            14,106,191
Other assets                                      1,350            -       1,350            -                                 1,350
Deposits for acquisition of property,
  plant and equipment                                 -            -           -      440,739                               440,739
Other investment                                      -            -           -       29,069                                29,069
Deferred tax assets                                   -            -           -      102,764                               102,764
Prepaid expenses                                      -       10,764      10,764            -                                10,764
                                             ----------   ----------  ----------   ----------                            ----------

Total assets                                    401,850       10,764     412,614   35,506,705                            35,919,319
                                             ==========   ==========  ==========   ==========                            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                  2,770            -       2,770    9,414,261                             9,417,031
Accrued expenses and other payables              30,399            -      30,399    2,855,928                             2,886,327
Amount due to a related company                       -            -           -      350,494                               350,494
Bank overdrafts                                       -            -           -    2,146,410                             2,146,410
Current maturities of bank borrowings            24,832            -      24,832    6,952,474                             6,977,306
Current maturities of capital lease
  obligations                                         -            -           -      732,235                               732,235
Income tax payable                                    -            -           -       56,799                                56,799
                                             ----------   ----------  ----------   ----------                            ----------

Total current liabilities                        58,001            -      58,001   22,508,601                            22,566,602

Bank borrowings, less current maturities         17,221            -      17,221            -                                17,221
Capital lease obligations, less current
  maturities                                          -            -           -      659,678                               659,678
Deferred tax liabilities                              -            -           -    1,760,507                             1,760,507
                                             ----------   ----------  ----------   ----------                            ----------

Total liabilities                                75,222            -      75,222   24,928,786                            25,004,008
                                             ----------   ----------  ----------   ----------                            ----------

Minority interests                                    -            -           -      198,193                               198,193
                                             ----------   ----------  ----------   ----------                            ----------

Stockholders' equity

Common stock                                     12,976            -      12,976          100       2(a)        279,900     292,976
Additional paid-up capital                    2,852,537            -   2,852,537    1,183,129    2(b) & (c)  (2,808,021)  1,227,645
Other comprehensive income                            -            -           -       19,774                                19,774
Deferred stock compensation                     (10,764)      10,764           -            -                                     -
Retained profits/(accumulated deficit)       (2,528,121)           -  (2,528,121)   9,176,723       2(b)      2,528,121   9,176,723
                                             ----------   ----------  ----------   ----------                            ----------

Total stockholders' equity                      326,628       10,764     337,392   10,379,726                            10,717,118
                                             ----------   ----------  ----------   ----------                            ----------

Total liabilities and stockholders' equity      401,850       10,764     412,614   35,506,705                            35,919,319
                                             ==========   ==========  ==========   ==========                            ==========



                                                               -1-

WYOMING OIL & MINERALS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 28, 2005


                                                                       BESTIP                                       PRO FORMA
                                                      WYOMING     DEVELOPMENT                                        COMBINED
                                                        OIL &   INTERNATIONAL                       PRO FORMA    STATEMENT OF
                                                MINERALS, INC.        LIMITED            NOTE     ADJUSTMENTS      OPERATIONS
                                                          USD             USD                             USD             USD
                                                 ------------    ------------    ------------    ------------    ------------
Revenue                                                     -      37,493,427                                      37,493,427

Cost of revenue                                             -     (29,236,132)                                    (29,236,132)
                                                 ------------    ------------                                    ------------

Gross profit                                                -       8,257,295                                       8,257,295

Depreciation and amortization                         (18,458)       (253,627)                                       (272,085)

Stock compensation                                   (114,236)              -                                        (114,236)

Selling, general and administrative expenses         (718,035)     (6,539,712)                                     (7,257,747)
                                                 ------------    ------------                                    ------------

Operating income                                     (850,729)      1,463,956                                         613,227

Other income                                           59,219         152,258                                         211,477

Interest and capital lease charges                    (23,592)       (416,599)                                       (440,191)
                                                 ------------    ------------                                    ------------

Income before income tax                             (815,102)      1,199,615                                         384,513

Income tax expenses                                         -        (272,990)                                       (272,990)
                                                 ------------    ------------                                    ------------

Income (loss) from operations                        (815,102)        926,625                                         111,523

Minority interests                                          -         (13,511)                                        (13,511)
                                                 ------------    ------------                                    ------------

Net income (loss)                                    (815,102)        913,114                                          98,012
                                                 ============    ============                                    ============

Weighted average shares outstanding                                                                                29,297,562
                                                                                                                 ============

Income per share                                                                                                        0.003
                                                                                                                 ============


                                                            -2-

WYOMING OIL & MINERALS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED FEBRUARY 28, 2005


1.   BASIS OF PREPARATION

     (a) On May 2, 2005, Wyoming Oil & Minerals, Inc. ("WYOI") executed an agreement to acquire all the issued and outstanding capital stock of Bestip Development International Limited ("Bestip"). Pursuant to the terms of the agreement, WYOI will issue a total of 28,000,000 shares of its common stock for all of the capital stock of Bestip.

          If the acquisition contemplated by the agreement is consummated, WYOI will undergo a change in control such that the stockholders of Bestip will be holding a majority of the outstanding voting stock of WYOI. Accordingly, the purchase method under reverse takeover accounting is adopted for the preparation of these pro forma combined financial statements. It means that the pro forma combined financial statements of the combined entity are issued under the name of the legal parent, WYOI, but a continuation of the combined financial statements of Bestip.

     (b) The pro forma combined balance sheet as at February 28, 2005 has been prepared assuming the acquisition occurred on February 28, 2005 and based on the audited balance sheet of WYOI at February 28, 2005 and the unaudited balance sheet of Bestip at December 31, 2004. Bestip has a different fiscal year end of March 31 with WYOI and its latest financial statements were prepared upto the latest practicable date of December 31, 2004.

     (c) The pro forma combined statement of operations for the year ended February 28, 2005 has been prepared assuming the acquisition occurred at the beginning of the year presented. It is based on the results of continuing operation as disclosed in the audited statement of operations of WYOI for the year ended February 28, 2005 and the unaudited statement of operations of Bestip for the period from April 1, 2004 to December 31, 2004. As mentioned earlier, the latest financial statements of Bestip were prepared upto December 31, 2004.

     (d) The pro forma combined financial statements presented may not be indicative of the financial position or operations that would have occurred if the acquisition had been in effect on the dates indicated or of the financial position or operating results that may be obtained in the future.


2.   PRO FORMA ADJUSTMENTS

     (a) The issued common stock in the pro forma combined balance sheet is that of WYOI immediately prior to the acquisition plus the value of shares issued by WYOI to acquire Bestip.

     (b) The additional paid-in capital and accumulated deficit of WYOI up to the date of the acquisition are eliminated.

     (c) The difference between the par value of WYOI common stock issued for the acquisition and the net assets of WYOI at the date of the acquisition are recognized in additional paid-in capital.



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